Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of February 24, 2012, is executed by and among EXACTECH, INC., a Florida corporation (“Borrower”), the Subsidiaries of Borrower signatory hereto and each other Subsidiary of Borrower hereafter a party hereto (Borrower and each Subsidiary of Borrower a party hereto and each other Subsidiary of Borrower hereafter becoming a party hereto shall be collectively known as the “Grantors”, and individually as a “Grantor”), in favor of SUNTRUST BANK, as the administrative agent (the “Administrative Agent”), on its behalf and on behalf of the other banks and lending institutions (the “Lenders”) from time to time party to the Revolving Credit and Term Loan Agreement, dated as of the date hereof, by and among Borrower, Administrative Agent, the Lenders, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) and for the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of and extend term loans to Borrower and the Issuing Bank has agreed to establish a letter of credit subfacility to Borrower; and

WHEREAS, it is a condition precedent to the obligations of Administrative Agent, the Issuing Bank and the Lenders under the Credit Agreement that Grantors enter into this Agreement to secure (i) all Obligations of Borrower, (ii) all Guaranteed Obligations of each Subsidiary Loan Party under the Guaranty Agreement and all other Obligations under the other Loan Documents to which each such Grantor is a party, and Grantors desire to satisfy such condition precedent;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the Credit Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

“Account Debtor” shall mean any person or entity that is obligated under an Account.

“Accounts” shall mean all “accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Grantor arising from the sale or lease of goods or other property by any Grantor or the performance of services by any Grantor (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction), (b) all of each Grantor’s rights in, to and under all purchase and sales orders for goods, services or other property, and all of each Grantor’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to any Grantor under all contracts for the sale, lease or exchange of goods or other property or the performance of services by any Grantor (whether or not yet earned by performance on the part of such Grantor), and (d) all collateral security and guarantees of any kind given to any Grantor with respect to any of the foregoing.

“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) owned or acquired by any Grantor or in which any Grantor has or acquires any rights.

“Collateral” shall mean, collectively, all of the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all money, cash or cash equivalents;

(xii)	all other goods and personal property, whether tangible or intangible;

(xiii)	all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xiv)	all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists); and

(xv)	all products and Proceeds of all or any of the Collateral described in clauses (i) through (xiv) hereof.

The term “Collateral” expressly excludes any real property or any interest in real property owned by any Grantor.

“Copyright License” shall mean any and all rights of any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Deposit Accounts” shall mean all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing rights or interest in such deposit accounts.

“Documents” shall mean all “documents” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing goods.

“Equipment” shall mean all “equipment” (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located, and, in any event, shall include without limitation all machinery, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefore and all manuals, drawings, instructions, warranties and rights with respect thereto.

“Event of Default” shall have the meaning set forth for such term in Section 7 hereof.

“Fixtures” shall mean all “fixtures” (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located.

“General Intangibles” shall mean all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

“Instruments” shall mean all “instruments” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to any Grantor.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name, service mark registrations, mask works or similar rights, any and all claims for damages by way of past, present or future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement and all derivations thereof (including, without limitation, those Copyrights, Trademarks and Patents listed on Schedule III hereto); and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of each Grantor.

“Inventory” shall mean all “inventory” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all goods owned or held for sale or lease to any other Persons.

“Investment Property” shall mean all “investment property” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of each Grantor.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not any Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of each Grantor in Intellectual Property.

“Patent License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

“Perfection Certificate” shall have the meaning set forth in Section 2(g).

“Permitted Encumbrances” shall mean Liens expressly permitted under Section 7.2 of the Credit Agreement.

“Proceeds” shall mean all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.

“Secured Obligations” shall mean (i) all Obligations of Borrower, (ii) all Guaranteed Obligations of each Subsidiary Loan Party under the Guaranty Agreement and all other obligations under the other Loan Documents to which each such Grantor is a party.

“Secured Parties” shall mean, collectively, Administrative Agent, the Lenders, the Issuing Bank, the Specified Hedge Providers and the Specified Bank Product Providers.

“Security Interests” shall mean the security interests granted to Administrative Agent on its behalf and on behalf of the Secured Parties pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Software” shall mean all “software” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Specified Bank Product Provider” shall mean any Lender or any Affiliate of a Lender to which any Loan Party owes (i) Treasury Management Obligations or (ii) Bank Product Obligations, if at the date of entering into an agreement to provide such services or products, such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to

Administrative Agent a letter agreement in form and substance acceptable to Administrative Agent pursuant to which such person (i) appoints Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and X of the Credit Agreement.

“Specified Hedge Provider” shall mean each party to a Hedging Transaction entered into to limit interest rate or fee fluctuations with respect to the Loans and Letters of Credit if at the date of entering into such Hedging Transaction such person was a Lender or an Affiliate of a Lender and such person executes and delivers to Administrative Agent a letter agreement in form and substance acceptable to Administrative Agent pursuant to which such person (i) appoints Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 7.2(a), and Articles IX and X, of the Credit Agreement.

“Supporting Obligations” means all “supporting obligations” (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Trademark License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights granting to any Grantor any right to use any Trademark.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Florida; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Florida, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

SECTION 2. Representations and Warranties. Each Grantor represents and warrants to Administrative Agent, for the benefit of Secured Parties, as follows:

(a) Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Permitted Encumbrances.

(b) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Encumbrances, no financing statement, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person (other than any Grantor) asserting any claim thereto or security interest therein, except with respect to Permitted Encumbrances and except that Administrative Agent or its designee may have possession of Collateral as contemplated hereby.

(c) When the UCC financing statements in appropriate form are filed in the offices specified on Schedule I attached hereto, the Security Interests shall constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for Permitted Encumbrances, to the extent that a security interest therein may be perfected by filing a UCC financing statement pursuant to the UCC, assuming the proper filing and indexing thereof.

(d) All Inventory and Equipment is insured in accordance with the requirements of the Credit Agreement.

(e) None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(f) Schedule II correctly sets forth each Grantor’s state of organization, taxpayer identification number, organizational identification number and correct legal name indicated on the public record of such Grantor’s jurisdiction of organization which shows such Grantor to be organized.

(g) The Perfection Certificate delivered by Grantors to the Administrative Agent on the date hereof (the “Perfection Certificate”) correctly sets forth (i) all names and tradenames that each Grantor has used within the last five years and the names of all Persons that have merged into or been acquired by each Grantor, (ii) the chief executive offices of each Grantor during the last five years, (iii) all other locations in which tangible assets of each Grantor have been located in the last five years, (iv) the name of each bank at which each Grantor maintains Deposit Accounts, the state of organization of each such bank, and the account numbers for each Deposit Account, (v) all letters of credit under which each Grantor is a beneficiary, (vi) all third parties with possession of any Inventory or Equipment of each Grantor and (vii) each Grantor’s mailing address.

(h) With respect to any Inventory, such Inventory is located at one of Grantors’ locations set forth in the Perfection Certificate or otherwise located in the ordinary course of business at the locations of Grantors’ customers.

(i) With respect to the Accounts, except as disclosed to Administrative Agent, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; and (ii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof.

(j) With respect to any Inventory, the completion of manufacture (subject to applicable regulation of the U.S. Food and Drug Administration), sale or other disposition of such Inventory by Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

(k) Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in the Perfection Certificate. This Agreement is effective to create a valid and continuing Lien on and, upon filing of this Agreement or an appropriate short form security instrument with the United States Copyright Office and the United States Patent and Trademark Office, perfected security interests in favor of, Administrative Agent in such Grantor’s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor, except as any such enforcement may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law). Upon filing of this Agreement with the United States Copyright Office and the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Administrative Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

SECTION 3. The Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, each Grantor hereby pledges, assigns, hypothecates, sets over and conveys to Administrative Agent on its behalf and on behalf of the Secured Parties and grants to Administrative Agent on its behalf and on behalf of the Secured Parties a continuing security interest in and to, all of such Grantor’s respective rights in and to all Collateral now or hereafter owned or acquired by such Grantor or in which such Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject Administrative Agent or any other Secured Party to, or transfer to Administrative Agent or any other Secured Party, or in any way affect or modify, any obligation or liability of Grantor with respect to any Collateral or any transaction in connection therewith.

SECTION 4. Further Assurances; Covenants.

(a) General.

(i) No Grantor shall change the location of its chief executive office or principal place of business unless it shall have given Administrative Agent twenty-five (25) days prior notice thereof, as well as executed and delivered to Administrative Agent all financing statements and financing statement amendments which Administrative Agent may request in connection therewith. No Grantor shall change the locations, or establish new locations, where it keeps or holds any of the Collateral or any records relating thereto from the applicable locations described in the Perfection Certificate or otherwise in such Grantor’s ordinary course of business unless such Grantor shall have given Administrative Agent twenty-five (25) days prior notice of such change of location. The foregoing covenant shall not apply to any Collateral (including trucks) perfected by recordation of Administrative Agent’s Lien on an appropriate certificate of title.

(ii) No Grantor shall change its name, organizational identification number, identity, jurisdiction of organization, or corporate structure in any manner unless it shall have given Administrative Agent twenty-five (25) days prior written notice thereof, and executed and delivered to Administrative Agent all financing statements and financing statement amendments which Administrative Agent may request in connection therewith. Except as permitted by the Credit Agreement, no Grantor shall merge or consolidate into, or transfer any of the Collateral to, any other Person other than another Grantor, without the prior written consent of the Required Lenders.

(iii) Each Grantor hereby authorizes Administrative Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the Collateral covered by such financing statements as “all personal property of Grantor” or words of similar effect, in such jurisdictions as Administrative Agent may deem necessary or desirable in order to perfect the security interests granted by such Grantor under this Agreement. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper (other than a mortgage on real property) and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that Administrative Agent may request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable Administrative Agent to obtain the full benefits of this Agreement, or to enable Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor hereby authorizes Administrative Agent to execute and file financing statements, financing statement amendments or continuation statements on behalf of such Grantor. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Grantors shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements necessary in the sole discretion of Administrative Agent, to perfect Administrative Agent’s security interest in the Collateral on behalf of the Secured Parties.

(iv) No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than as permitted under the Credit Agreement; or (B)

create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Encumbrances; provided, however, unless Administrative Agent notifies Grantors otherwise, Grantors may (1) sell Inventory in the ordinary course of business, (2) sell or otherwise transfer Collateral between Grantors, and (3) sell Collateral in accordance with the Credit Agreement;

(v) Each Grantor will, promptly upon request, provide to Administrative Agent all information and evidence it may reasonably request concerning the Collateral, to enable Administrative Agent to enforce the provisions of this Agreement.

(vi) Each Grantor shall take all actions necessary or reasonably requested by Administrative Agent in order to maintain the perfected status of the Security Interests.

(vii) No Grantor shall file any amendment to or termination of a financing statement naming any Grantor as debtor and Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction until such time as the Secured Obligations have been satisfied and Administrative Agent and the Secured Parties have released their security interests granted hereunder.

(viii) Each Grantor shall take all steps necessary to grant Administrative Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(b) Accounts, Etc.

(i) Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) of collection of Accounts incurred by such Grantor or Administrative Agent (to the extent permitted hereunder or under the Credit Agreement) shall be borne by Grantors.

(ii) Upon the occurrence and during the continuance of any Event of Default, upon request of Administrative Agent, each Grantor will promptly notify (and each Grantor hereby authorizes Administrative Agent so to notify) each Account Debtor in respect of any Account or Instrument that such Collateral has been assigned to Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to Administrative Agent or its designee.

(iii) Each Grantor will perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.

(c) Equipment, Etc. Each Grantor shall, (i) within ten (10) days after a written request by Administrative Agent, in the case of Equipment now owned, and (ii) following a request by Administrative Agent pursuant to subclause (i) above, within ten (10) days after acquiring any other Equipment, deliver to Administrative Agent, any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause Administrative Agent to be named as lienholder on any such certificate of title and applications. No Grantor shall permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a first priority perfected Lien in favor of Administrative Agent.

(d) Patents, Trademarks, Etc. Each Grantor shall notify Administrative Agent promptly upon the occurrence of each of the following (i) such Grantor’s acquisition after the date of this Agreement of any material Intellectual Property and (ii) such Grantor’s obtaining knowledge, or reason to know, that any application or registration relating to any material Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

(e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.

(i) No Grantor shall open or maintain any Deposit Accounts other than those listed on the Perfection Certificate and such other Deposit Accounts as such Grantor shall open and maintain with the consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, subject to control agreements, in form and substance reasonably satisfactory to Administrative Agent, executed by such Grantor, the bank at which the deposit account is located and Administrative Agent.

(ii) If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Grantor shall promptly notify the Administrative Agent thereof and such Grantor shall, upon the occurrence and during the continuation of an Event of Default, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Grantors.

(iii) Each Grantor, at any time and from time to time, will (a) take such steps as Administrative Agent may reasonably request from time to time for Administrative Agent to obtain “control” of any Investment Property or electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to Administrative Agent, and (b) otherwise to ensure the continued perfection and priority of Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

(f) Commercial Tort Claims. If any Grantor shall at any time acquire a “commercial tort claim” (as such term is defined in the UCC) with a claim for damages that could reasonably be expected to be in excess of $500,000, such Grantor shall promptly notify Administrative Agent thereof in a writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a security interest in such commercial tort claim to Administrative Agent.

SECTION 5. Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Secured Obligations have been paid in full:

(a) Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects, in a manner consistent with ordinary business practice, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. For Administrative Agent’s further security, each Grantor agrees that Administrative Agent shall have a security interest in all of such Grantor’s books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such books and records to Administrative Agent or to its representatives at any time on demand of Administrative Agent. Upon reasonable advance notice from Administrative Agent, each Grantor shall permit any representative of Administrative Agent, to inspect such books and records at all reasonable times, and will provide photocopies thereof to Administrative Agent; provided, however, unless an Event of Default has occurred and is continuing, such inspection shall not be more frequent than once every calendar quarter.

(b) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment.

(i) Each Grantor shall keep complete and accurate records of its Accounts. Upon the request of Administrative Agent, and prior to an Event of Default no more frequently than one time per calendar quarter, such Grantor shall deliver to Administrative Agent all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts so scheduled and such other matters and information relating to the status of its then existing Accounts as Administrative Agent shall reasonably request.

(ii) In the event any amounts due and owing in excess of $250,000 in the aggregate are in dispute between any Account Debtor and any Grantor, such Grantor shall provide Administrative Agent with written notice thereof promptly after such Grantor’s learning thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon request by Administrative Agent, furnish Administrative Agent with a current schedule containing the foregoing information.

(iv) Each Grantor will promptly upon, but in no event later than five (5) Business Days after:

(A) Such Grantor’s learning thereof, inform Administrative Agent, in writing, of any material delay in such Grantor’s performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $250,000 in the aggregate for all Accounts of such Account Debtor; and

(B) Such Grantor’s receipt or learning thereof, furnish to and inform Administrative Agent of all material adverse information relating to the financial condition of any Account Debtor with respect to Accounts exceeding $250,000 in the aggregate; and

(v) Grantors will promptly notify Administrative Agent in writing if any Accounts, the aggregate face value of which at any time exceeds five percent (5%) of the aggregate face value of all Accounts of Grantors, arise out of contracts with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act, and will take any action required or requested by Administrative Agent to give notice of Administrative Agent’s security interest in such Accounts under the provisions of the Federal Assignment of Claims Act or any comparable law or act enacted by any state or local governmental authority; and

(vi) Such Grantor at its expense will cause independent public accountants reasonably satisfactory to Administrative Agent to prepare and deliver to Administrative Agent at any time and from time to time promptly upon Administrative Agent’s request made when any Event of Default exists, the following reports: (A) a reconciliation of all of its Accounts, (B) an aging of all of its Accounts, (C) trial balances, and (D) a test verification of such Accounts.

(c) Further Identification of Collateral. Each Grantor will if so requested by Administrative Agent furnish to Administrative Agent, as often as Administrative Agent reasonably requests but in no event more frequently than once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

(d) Notices. Borrower will advise Administrative Agent promptly, but in no event later than fifteen (15) days after the occurrence thereof, in reasonable detail, of the occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

SECTION 6. General Authority. Each Grantor hereby irrevocably appoints Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, Administrative Agent or otherwise, for the sole use and benefit of Administrative Agent on its behalf and on behalf of the Secured Parties, but at such Grantor’s expense, to exercise, at any time (subject to the proviso below) all or any of the following powers:

(i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a)(iii),

(ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

(iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if Administrative Agent were the absolute owner thereof, and

(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral.

provided, however, that the powers described in clauses (ii), (iii), (iv) and (v) above may be exercised by Administrative Agent only if an Event of Default has occurred and is continuing.

SECTION 7. Events of Default. The existence or occurrence of any “Event of Default” as provided under the terms of the Credit Agreement shall constitute an Event of Default under this Agreement.

SECTION 8. Remedies upon Event of Default.

(a) If any Event of Default has occurred and is continuing, Administrative Agent may, without further notice, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from Grantors, and, in addition, Administrative Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Administrative Agent may deem satisfactory. Administrative Agent shall give Borrower not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b) Administrative Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees during an Event of Default to execute and deliver such documents and take such other action as Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Administrative Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as Administrative Agent may determine. Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by Administrative Agent until the selling price is paid by the purchaser thereof, but Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Grantors shall remain liable for any deficiency.

(c) For the purpose of enforcing any and all rights and remedies under this Agreement, Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of Grantors, and upon the request of Administrative Agent, forthwith assemble all or any part of its Collateral as directed by Administrative Agent and make it available at a place designated by Administrative Agent which is, in Administrative Agent’s opinion, reasonably convenient to Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used such Grantor.

(d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases Administrative Agent from, and agrees to hold Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for Administrative Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and

(ii) upon request by Administrative Agent, each Grantor agrees to execute and deliver to Administrative Agent powers of attorney, in form and substance satisfactory to Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to Administrative Agent.

SECTION 9. Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, Administrative Agent shall have no duty as to any Collateral of any Grantor in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and

Administrative Agent shall not be liable or responsible for any loss or damage to any of Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent in good faith.

SECTION 10. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of Grantors shall be applied by Administrative Agent in the manner set forth in Section 2.12(c) in the Credit Agreement.

SECTION 11. Concerning Administrative Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of Administrative Agent therein set forth:

(a) Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder or otherwise permitted under the Credit Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or therein, Administrative Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(b) Administrative Agent shall not be responsible for the existence, genuineness or value of any of Grantors’ Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by Grantors.

SECTION 12. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Required Lenders and, so long as no Event of Default has occurred or is continuing, Borrower, either to act as co-agent or co-agents, jointly with Administrative Agent, or to act as separate agent or agents on behalf of Administrative Agent and the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 11).

SECTION 13. Expenses. In the event that any Grantor fails to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any of its Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, Administrative Agent may, but shall not be required to, effect such compliance on behalf of such Grantor, and Grantors shall jointly and severally reimburse Administrative Agent for the reasonable and actual costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping such Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other governmental authority on any of such Collateral (except to the extent any such taxes or contested in good faith by the applicable Grantor by appropriate proceedings and for which such Grantor is maintaining adequate reserves), or in respect of periodic appraisals and inspections of such Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by Grantors jointly and severally; and if Grantors fail promptly to pay any portion thereof when due, Administrative Agent may, at its option, but shall not be required to, pay the same and charge Grantors’ accounts therefor, and Grantors agree jointly and severally to reimburse Administrative Agent therefor on demand. All sums so paid or incurred by Administrative Agent for any of the foregoing and any and all other sums for which Grantors may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by Administrative Agent in enforcing or protecting the Security Interests or any of its rights or remedies thereon shall be payable by Grantors on demand and shall bear interest (after as well as before judgment) until paid at the default rate of interest set forth in the Credit Agreement and shall be additional Secured Obligations hereunder.

SECTION 14. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations, termination of all Commitments and (x) the termination of all Letters of Credit in a manner satisfactory to the Issuing Bank in its sole discretion or (y) the cash collateralization of the LC Exposure in accordance with the terms of the Credit Agreement, this Agreement and the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination of the Security Interests or release of such Collateral, the Administrative Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Grantors shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.

SECTION 15. Notices. All notices, requests and other communications to Grantors or Administrative Agent hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to Administrative Agent or any Grantor if addressed or delivered to them at, in the case of Administrative Agent and Borrower, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Grantors, at their respective addresses and telecopier numbers provided in the Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.

SECTION 16. No Waiver; Remedies Cumulative.

(a) No failure or delay of Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Grantor on the one hand and Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder or under any other Loan Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights of Administrative Agent hereunder and of Administrative Agent, Lenders and Issuing Bank under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Grantors with respect to which such waiver, amendment or modification relates and Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 17. Successors and Assigns. This Agreement is for the benefit of Administrative Agent and the Secured Parties and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Grantors and their successors and assigns; provided, however, that no Grantor may assign any of its rights or obligations hereunder without the prior written consent of Administrative Agent and the Lenders.

SECTION 18. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. Sections 10.5 and 10.6 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof, and are applicable to the parties hereto.

SECTION 19. Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 20. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronically scanned and transmitted counterpart), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

SECTION 21. Additional Grantors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement) that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming such a Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement). Upon execution and delivery after the date hereof by Administrative Agent and such Subsidiary of an instrument substantially in the form of Exhibit A, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 22. Headings. The headings of the sections and other provisions hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(Signatures on following page)

IN WITNESS WHEREOF, Grantors have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

EXACTECH, INC., a Florida corporation

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

ALTIVA, LLC, a Delaware limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

BRIGHTON PARTNERS, LLC, a Florida limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

EXACTECH INTERNATIONAL, LLC, a Florida limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

Security Agreement

SCHEDULE I

LIST OF FILING OFFICES

Name of Grantor	Jurisdiction	Office(s)
Exactech, Inc.	FL	Florida Secretary of State
Altiva, LLC	DE	Delaware State Index
Brighton Partners, LLC	FL	Florida Secretary of State
Exactech International, LLC	FL	Florida Secretary of State

SCHEDULE II

Grantor’s Exact Legal Name	Jurisdiction of Organization	Taxpayer ID Number	Organizational ID Number
Exactech, Inc.	FL	59-2603930	H85101
Altiva, LLC	DE	65-0677038	2744479
Brighton Partners, LLC	FL	65-0498306	L10000132633
Exactech International, LLC	FL	59-3699934	L10000132635

SCHEDULE III

COPYRIGHTS, TRADEMARKS AND PATENTS

Intellectual Property

[To be attached]

EXHIBIT A TO THE

SECURITY AGREEMENT

THIS SUPPLEMENT TO THE SECURITY AGREEMENT (this “Supplement”), dated as of                     , is executed by [NAME OF NEW GRANTOR - IN ALL CAPS], a [State] [Entity] (the “New Grantor”), in favor of SUNTRUST BANK, as Administrative Agent (“Administrative Agent”), on its behalf and on behalf of the other banks and lending institutions (the “Lenders”) from time to time party to the Revolving Credit and Term Loan Agreement, dated February 24, 2012, by and among Exactech, Inc., a Florida corporation (“Borrower”), the Lenders, Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) and on behalf of the other Secured Parties. Terms used herein but not defined herein shall have the meaning defined for those terms in the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower and certain Subsidiaries of Borrower (the “Grantors”) are parties to that certain Security Agreement, dated as of February 24, 2012, by and among Grantors in favor Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantors have granted security interests to Administrative Agent, for itself and the benefit of the Secured Parties;

WHEREAS, the Lenders have agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit to Borrower on the terms and conditions contained in the Credit Agreement;

WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of Letters of Credit under the Credit Agreement that New Grantor grant to Administrative Agent a security interest in all of its Collateral to secure the obligations of New Grantor under the Subsidiary Guaranty Agreement and all other Loan Documents to which it is a party, and New Grantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in consideration of the premises and in order to ensure the compliance with the Credit Agreement, New Grantor hereby agrees as follows:

SECTION 1. Grant of Security Interest. As security for the payment and performance of the Secured Obligations, New Grantor hereby pledges, assigns, hypothecates, sets over and conveys to Administrative Agent on its behalf and on behalf of the Secured Parties and grants to Administrative Agent on its behalf and on behalf of the Secured Parties a continuing security interest in and to, all of New Grantor’s rights in and to all Collateral now or hereafter owned or acquired by such New Grantor or in which such New Grantor now has or hereafter has or acquires any rights, and wherever located.

SECTION 2. Joinder; Authorization of Filings. In accordance with Section 21 of the Security Agreement, New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and New Grantor hereby (i) agrees to all the terms and provisions of the Security Agreement applicable to it as Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof, except to the extent any such representation or warranty expressly refers to an earlier date. In addition to and not in limitation of the agreements, representations and warranties made by New Grantor in the preceding sentence, New Grantor authorizes Administrative Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all personal property of New Grantor” or words of similar effect, in such jurisdictions as Administrative Agent may deem necessary or desirable in order to perfect the security interests granted by New Grantor hereunder. Each reference to a Grantor in the Security Agreement shall be deemed to include New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 3. Schedules. New Grantor shall complete and attach hereto (i) the schedules required under the Security Agreement, specifically, Schedule I, setting forth the offices in which UCC financing statements must be filed, and Schedule II, setting forth New Grantor’s jurisdiction of organization, taxpayer identification number, organizational identification number and correct legal name indicated on the public record of New Grantor’s jurisdiction of organization which shows such Grantor to be organized, and Schedule III setting forth New Grantor’s Copyrights, Trademarks and Patents, and (ii) the Perfection Certificate as completed by New Grantor. Schedules I, II, and III of the Security Agreement shall be deemed amended by and shall incorporate from the date hereof Schedules I, II, and III hereto and the Perfection Certificate delivered by the New Grantor pursuant hereto.

SECTION 4. Representations and Warranties. New Grantor represents and warrants to Administrative Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Security Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as any such enforcement may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 5. Binding Effect. This Supplement shall become effective when it shall have been executed by New Grantor and thereafter shall be binding upon New Grantor and shall inure to the benefit of Administrative Agent and the Secured Parties. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Security Agreement. New Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Administrative Agent and Lenders.

SECTION 6. Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

SECTION 7. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Supplement.

SECTION 8. Notices to New Grantor. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Security Agreement. All communications and notices hereunder to New Grantor shall be given to it at the address set forth under its signature below, with a copy to Borrower.

SECTION 9. Headings. The headings of the sections and other provisions hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplement.

(Signature on following page)

IN WITNESS WHEREOF, New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:	(SEAL)
Name:
Title:

Address: